Exhibit 99.1

November 17, 2005 03:44 PM US Eastern Timezone

Positive Opinion For CUBICIN(R) (Daptomycin) Received from European Regulatory Authority; Final EU Approval of Antibiotic Expected in the First Quarter of 2006

EMERYVILLE, Calif. & LEXINGTON, Mass.—(BUSINESS WIRE)—Nov. 17, 2005—Chiron Corporation (Nasdaq:CHIR) and Cubist Pharmaceuticals Inc. (Nasdaq:CBST) today announced that the Committee for Medicinal Products for Human Use (CHMP), the scientific committee of the European Medicines Agency (EMEA), has issued a positive opinion recommending approval of Chiron’s Marketing Authorization Application (MAA) for CUBICIN(R) (daptomycin). CUBICIN is an IV antibiotic being evaluated by the EMEA for the treatment of complicated skin and soft-tissue infections (cSSTI) caused by Gram-positive bacteria. The CHMP recommendation for approval is an important step toward bringing this novel antibiotic to the European market. Chiron licensed development and commercialization rights to CUBICIN in the EU from Cubist, which launched CUBICIN in the United States in November 2003.

Gram-positive bacteria are a major cause of problematic infections in many healthcare facilities and institutions. Of particular concern are methicillin-resistant Staphylococcus aureus (MRSA), glycopeptide-intermediate S. aureus (GISA) and glycopeptide-resistant enterococci (VRE or GRE), particularly E. faecium, which are driving the need for new antibacterial agents.

“The opinion of the CHMP is encouraging news for patients, physicians and healthcare providers in Europe who are increasingly concerned with infections caused by drug-resistant bacteria,” said Stephen Dilly, M.D., Ph.D., chief medical officer of Chiron BioPharmaceuticals. “We believe that CUBICIN’s novel mechanism of action and its convenient once-daily treatment regimen will make it an effective product in addressing this growing threat.”

Mike Bonney, President and Chief Executive Officer of Cubist, said: “We are very pleased with this positive opinion from the CHMP. This is a major step toward approval to market CUBICIN in the European Union and reflects the dedicated efforts of the Chiron team, with support from Cubist, in preparing the file for submission and responding quickly to questions from the committee.”

The CHMP reviewed clinical data for CUBICIN, which Chiron submitted in its MAA for the product in December 2004. The filing included data from two pivotal Phase 3 clinical trials conducted by Cubist that examined the safety and efficacy of CUBICIN in the treatment of cSSTI. These trials demonstrated that CUBICIN was as effective as standard therapy in this indication.

The positive opinion from the CHMP is the final step before formal approval to market CUBICIN in the 25 member states of the European Union, Iceland, Liechtenstein and Norway. The CHMP is a scientific body that reviews medicinal product applications on their scientific and clinical merit and provides advice on their approval to the European Commission (EC), including recommendations about product labeling. The CHMP has advised Chiron that the committee’s opinion will be forwarded to the EC for review. The final decision regarding approval of CUBICIN will be made by the EC and is expected in the first quarter of 2006.

In October 2003, Chiron and Cubist completed a license agreement for the development and commercialization of CUBICIN in Western and Eastern Europe, Australia, New Zealand, India, and certain Central American, South American and Middle Eastern countries. Under the terms of the agreement, Chiron is responsible for regulatory filings in those territories.

About CUBICIN(R) (Daptomycin Powder for Solution for Infusion)

CUBICIN is the first of a new class of antibiotics called cyclic lipopeptides. Its mechanism of action, distinct from any other antibiotic, involves binding to the cell membrane of Gram-positive bacteria, causing depolarization and leading to inhibition of protein, DNA and RNA synthesis. This results in bacterial cell death.

Two randomized, controlled clinical trials studied the efficacy and safety of 4mg/kg once daily CUBICIN in complicated skin and soft-tissue infections in adults compared to vancomycin or semi-synthetic penicillins. In both of these studies, CUBICIN was shown to be as effective as the comparator agents. CUBICIN has been shown to be effective clinically in complicated skin and soft-tissue infections caused by the following organisms: Staphylococcus aureus, Streptococcus agalactiae, Streptococcus dysgalactiae subsp equisimilis and Streptococcus pyogenes.

For subjects who received CUBICIN in clinical trials, the adverse reactions most frequently reported were headache, nausea, vomiting, diarrhea, muscle pain, fungal infections, rash, infusion site reaction, increased Creatine phosphokinase (CPK) and abnormal liver enzymes Alanine aminotransferase (ALT), Aspartate aminotransferase (AST) and Alkaline phosphatase (ALP).

CUBICIN was approved for the treatment of complicated skin and skin-structure infections by the U.S. Food and Drug Administration in September 2003. CUBICIN is also approved for use in Israel and Argentina.

About Chiron

Chiron delivers innovative and valuable products to protect human health by advancing pioneering science across the landscape of biotechnology. The company works to deliver on the limitless promise of science and make a positive difference in people’s lives. For more information about Chiron, please visit www.chiron.com.

About Cubist

Cubist Pharmaceuticals, Inc. is a biopharmaceutical company focused on the research, development and commercialization of antiinfective products that address unmet medical needs in the acute care environment. In the U.S., Cubist markets CUBICIN(R) (daptomycin for injection), the first antibiotic in a new class of antiinfectives called lipopeptides. CUBICIN is currently the only once-daily bactericidal antibiotic approved in the U.S. with activity against both methicillin-susceptible and methicillin-resistant Staphylococcus aureus (MSSA and MRSA) in complicated skin and skin structure infections. For full U.S. prescribing information, visit www.cubicin.com. The Company has announced that its Phase 3 Staphylococcus aureus (S. aureus) endocarditis and bacteremia trial of CUBICIN(R) (daptomycin for injection) at 6 mg/kg once daily met its primary endpoints of non-inferiority in the intent-to-treat (ITT) and per protocol (PP) populations. Cubist has filed a supplemental New Drug Application (sNDA) seeking priority review for approval to add S. aureus bacteremia with known or suspected endocarditis to the indication statement for CUBICIN. Cubist’s pipeline includes HepeX-B(TM), a monoclonal antibody biologic being evaluated to determine its potential for the prevention of infection by the Hepatitis B virus (HBV) in liver transplant patients, and research efforts focused on novel members of the lipopeptide class of molecules and on natural products discovery. Cubist is headquartered in Lexington, MA.

Chiron Forward-Looking Statement

This news release contains forward-looking statements, including statements regarding European regulatory approval of CUBICIN and expected timing for such approval, that involve risks and uncertainties and are subject to change. Forward-looking statements often address our expected future performance and often contain words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks” or “will.” A discussion of the company’s operations and financial condition, including factors that may affect its business and future prospects that could cause actual results and developments to differ materially from those expressed or implied by forward-looking statements, is contained in documents the company has filed with the SEC, including the Form 10-K for the year ended December 31, 2004, and the Form 10-Q for the quarter ended September 30, 2005, and will be contained in all subsequent periodic filings made with the SEC. These documents identify important factors that could cause the company’s actual performance to differ from current expectations, including the outcome of clinical trials, regulatory review and approvals, competition, manufacturing capabilities, intellectual property protections and defenses and marketing effectiveness. In particular, there can be no assurance that Chiron will receive approval to market CUBICIN in Europe in the first quarter of 2006 or ever.

Chiron does not undertake an obligation to update the forward-looking information the company is giving today.

Cubist Safe-Harbor Statement

Statements contained herein that are not historical fact may be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and such statements are subject to a variety of risks and uncertainties. There are a number of important factors that could cause actual results to differ materially from those projected or suggested in any forward-looking statements made by Cubist. These factors include, but are not limited to: (i) the level of acceptance of CUBICIN by physicians, patients, third-party payors, and the medical community generally; (ii) Cubist’s ability to continue to develop, secure additional regulatory approvals for, and successfully market, CUBICIN; (iii) Cubist’s expectations regarding our ability to continue to manufacture sufficient quantities of CUBICIN in accordance with current Good Manufacturing Practices; (iv) commercialization of products that are competitive with CUBICIN; (v) Cubist’s ability to discover or in-license drug candidates; (vi) Cubist’s ability to successfully develop drug candidates in its pipeline, including HepeX-B; (vii) Cubist’s ability to successfully commercialize any product or technology developed by Cubist; (viii) Cubist’s ability to establish and maintain successful manufacturing, sales and marketing, distribution, and development collaborations; (ix) legislative or regulatory changes adversely affecting Cubist or the biopharmaceutical industry; (x) Cubist’s expectations regarding the future market demand and medical need for CUBICIN; (xi) Cubist’s ability to protect its intellectual property and proprietary technologies; and (xii) Cubist’s ability to finance its operations. Additional factors that could cause actual results to differ materially from those projected or suggested in any forward-looking statements are contained in Cubist’s recent filings with the Securities and Exchange Commission, including those factors discussed under the caption “Risk Factors” in such filings. Cubist is providing this information as of the date of this news release and does not undertake any obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise.

NOTE: Cubist and CUBICIN are registered trademarks of Cubist Pharmaceuticals Inc.; HepeX-B is a trademark of XTL Biopharmaceuticals Ltd.

Contacts

Chiron Corporate Communications & Investor Relations
Media, 510-923-6500
Investors, 510-923-2300
or
Cubist Pharmaceuticals Inc.
Eileen C. McIntyre, 781-860-8533
meileen.mcintyre@cubist.com